THE MIDLAND COMPANY

                            7000 MIDLAND BOULEVARD
                              AMELIA, OHIO 45102
                           NOTICE OF ANNUAL MEETING


TO THE SHAREHOLDERS OF THE MIDLAND COMPANY:

        Notice is hereby given that the Annual Meeting of the Shareholders of The Midland Company will be held at the Company's offices, 7000 Midland Boulevard, Amelia, Ohio 45102, on Thursday, April 10, 1997, at 10 a.m., for the following purposes:

        1. To elect 5 members of the Board of Directors to hold office for terms of three years.

        2. To ratify and approve the appointment of Deloitte & Touche LLP as independent auditors.

        3. To transact any other business that may lawfully come before the meeting.

        As of the date of this notice, the foregoing is the only business which the Board of Directors intends to present or which the Board of Directors has knowledge that others will present at the meeting.

        You are urged to be present. If you do not expect to be present at the meeting but wish your stock to be voted, please date, fill in and sign the enclosed form of proxy and mail it in the enclosed return envelope which requires no postage if mailed in the United States.

        Shareholders of record at the close of business on March 7, 1997, will be entitled to vote at the meeting or any adjournment thereof.

DATED AT AMELIA, OHIO THIS 14th day of March, 1997.




                                       JOHN R. LABAR
                                       Secretary

                             THE MIDLAND COMPANY
                            7000 Midland Boulevard
                              Amelia, Ohio 45102

        The proxy and statement will first be sent to shareholders on or about March 14, 1997.

                               PROXY STATEMENT

        The enclosed proxy is solicited by the issuer. Each person giving a proxy may revoke it at any time before it is voted by giving notice to the Company in writing or in open meeting, or by a later dated proxy received by the Company. Any written notice of revocation should be addressed to the Company as indicated above to the attention of the Secretary. Each valid proxy received in time will be voted at the meeting, and if a choice is specified on the ballot, it will be voted in accordance with such specification. Holders of stock on the books of the Company at the close of business on the 7th day of March, 1997, are entitled to notice of and to vote at the meeting. The Company then had outstanding voting securities consisting of 3,109,918 shares of common stock, the holders of which are entitled to one (1) vote per share.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

        The following table sets forth, as of March 7, 1997, the holdings of persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than 5% of its outstanding common stock. Information has been furnished by the persons listed. Beneficial ownership has been determined in accordance with rules and regulations of the Securities and Exchange Commission.


        Name and Address of       Amount Beneficially
         Beneficial Owner            Owned               Percent of Class

        J. P. Hayden, Jr.
        7000 Midland Boulevard
        Amelia, Ohio 45102           565,630(1)             18.0%

        Robert W. Hayden
        7000 Midland Boulevard
        Amelia, Ohio 45102           455,194(2)             14.6%

        Burgess L. Doan
        5710 Wooster Road
        Cincinnati, Ohio 45227       375,174(3)             12.1%

        John R. LaBar
        7000 Midland Boulevard
        Amelia, Ohio 45102           340,987(4)             10.9%

        Gabelli Fund, Inc.
        One Corporate Center
        Rye, NY  10580               293,800                 9.4%

        William McD. Kite
        525 Vine Street
        Cincinnati, Ohio  45202      192,501(5)              6.2%

    (1) Includes 421,220 shares over which J. P. Hayden, Jr. has sole voting and investment power, 105,268 over which he has sole voting power only, 10,842 over which he shares voting and investment power, and 28,300 shares that may be acquired through exercise of options within 60 days of March 7, 1997.

    (2) Includes 441,094 shares over which Robert W. Hayden has sole voting and investment power, 6,100 shares over which he has sole voting power, and 8,000 shares that may be acquired through exercise of options within 60 days of March 7, 1997.

    (3) Includes 198,805 shares over which Burgess L. Doan has sole voting and investment power, including 47,648 shares held in trust for the benefit of the family of J. P. Hayden, III, 40,873 shares held in trust for the benefit of the family of John W. Hayden and 51,108 shares held in trust for the benefit of the family of William T. Hayden. These shares held in trust are not shown as owned beneficially by J. P. Hayden, III, John
         W. Hayden or William T. Hayden. In addition, Mr. Doan shares voting and investment power over 138,000 shares as co-trustee with William McD. Kite, under agreement with J. Page Hayden, deceased. J. P. Hayden Jr. is among the beneficiaries of the trust entitled to receive distribution of income. These trust shares are not shown as beneficially owned by J. P. Hayden, Jr. Mr. Doan shares voting and investment power over 33,134 shares held in trust as a co-trustee for the benefit of the children of Robert W. Hayden. Furthermore, Mr. Doan shares voting and investment power over 5,235 shares held in trust as co-trustee with William T. Hayden (3,498 shares) and J. P. Hayden, III (1,737 shares).

    (4) Includes 315,087 shares over which John R. LaBar has sole voting and investment power, 6,100 shares over which he has sole voting power, 11,600 shares over which he shares voting and investment power, and 8,200 shares that may be acquired through exercise of options within 60 days of March 7, 1997.

    (5) Includes 187,501 shares over which William McD. Kite shares voting and investment power, including 138,000 shares over which Mr. Kite is a co-trustee with Burgess L. Doan under agreement with J. Page Hayden, deceased, and 33,134 shares over which Mr. Kite is a co-trustee for the benefit of children of Robert W. Hayden. J. P. Hayden, Jr. is among the beneficiaries of the J. Page Hayden Trust entitled to receive distribution of income. These trust shares are not shown as beneficially owned by J. P. Hayden, Jr. Finally it includes 5,000 shares that may be acquired through exercise of options within 60 days of March 7, 1997. Mr. Kite, a director, is a member of the law firm of Cohen, Todd, Kite & Stanford, LLC, general counsel for the Company.
         The Company paid the firm fees of $437,531 in 1996.

        As of March 7, 1997, all Directors and Officers of the Company, as a group, beneficially owned 1,814,872 shares of the common stock of the Company. This amount includes 126,500 shares which may be acquired through exercise of options within 60 days of March 7, 1997. The amount so beneficially owned represents 56.1% of the aggregate of the shares outstanding on that date plus the shares which may be so acquired through exercise of options.

                            ELECTION OF DIRECTORS

        It is intended that proxies given to the persons named in the enclosed form of proxy will be voted for the election of nominees listed below. In case any nominee is unable or declines to serve, it is intended that proxies will be voted for the balance of those named and for such person as shall be designated by the Board of Directors to replace any such nominee. The issuer has no knowledge or reason to believe that any nominee will be unable or unwilling to serve. Shareholders have cumulative voting rights in the election of Directors. If notice in writing is given by any shareholder to the President, a Vice President, or the Secretary of the Company, not less than forty-eight (48) hours before the time fixed for holding the meeting, that he desires that the voting for the election of Directors be cumulative, and if an announcement of the giving of such notice is made upon convening of the meeting, each shareholder shall have the right to cumulate his shares in voting for the Directors. By this procedure a shareholder, instead of registering one vote per share for each candidate of his choice, may cast the entire total of his votes (as many votes as the number of Directors to be elected multiplied by the number of his shares equals) for one candidate or distribute them among the candidates otherwise as he desires. This proxy does not solicit discretionary authority to accumulate votes.

        The Board of Directors will consist of sixteen members divided into three classes. Five directors are to be elected at the annual meeting to serve until the annual meeting in 2000 and until their successors have been elected and qualified. It is intended that the accompanying proxy will be voted for the election of the following five nominees:


                                                       Shares of Common
                       Principal Occupation            Stock of Company  Percent
                            and Other         Director Beneficially Owned  of
Directors             Business Affiliations    Since   on March 7, 1997   Class
--------------------------------------------------------------------------------
George R. Baker       Corporate Director/        1971      7,440 (7)      0.2%
(Age 67)              Advisor,since July 1,
                      1985;Director, Reliance
                      Group Holdings, Inc.,
                      Reliance Insurance Co.,
                      W. W. Grainger, Inc.,
                      WMS Industries, Inc.


Michael J. Conaton    President of the Company;  1969     58,965 (8)      1.9%
(Age 63)              Director, KeyBank National
                      Association


J.P.Hayden, III(1)    Senior Executive Vice      1989     50,892 (9)      1.6%
(Age 44)              President of the Company;
                      President of M/G Transport
                      Services, Inc. (wholly
                      owned Subsidiary of The
                      Midland Company)


William J. Keating    Formerly Chairman and      1991      5,000 (13)     0.2%
(Age 69)              Publisher and Chief
                      Executive Officer of
                      The Cincinnati Enquirer;
                      Director, Fifth Third
                      Bancorp and Fifth Third Bank


John R. LaBar         Vice President and         1963    340,987 (2)     10.9%
(Age 65)              Secretary of the Company

        The following directors have been elected to serve until the annual meeting in 1998 and until their successors have been elected and qualified:


                                                       Shares of Common
                      Principal Occupation             Stock of Company  Percent
                           and Other          Director Beneficially Owned  of
Directors             Business Affiliations    Since   on March 7, 1997   Class
--------------------------------------------------------------------------------
J.P.Hayden, Jr.(1)    Chairman of the Board of   1961    565,630 (2)     18.0%
(Age 67)              the Company; Director,
                      Star Banc Corporation


William T. Hayden(1)  Attorney; Formerly         1994    110,306 (14)     3.5%
(Age 43)              Partner of Firm of Cohen,
                      Todd, Kite & Stanford


William McD. Kite     Attorney, Member of Firm   1966    192,501 (2)      6.2%
(Age 73)              of Cohen, Todd, Kite &
                      Stanford, LLC


John M. O'Mara        Financial Consultant;      1983      8,000 (10)     0.3%
(Age 69)              Director, Baldwin &
                      Lyons, Inc., Plantronic,
                      Inc.; Formerly Chairman
                      of the Executive Committee,
                      Quality Care Systems


Glenn E. Schembechler Professor Emeritus,        1981     10,481 (11)     0.3%
(Age 67)              University of Michigan;
                      Formerly President, Detroit
                      Tigers Baseball Club;
                      Formerly, Athletic Director
                      and Head Football Coach,
                      University of Michigan;
                      Director, Riddell Sports, Inc.


John I. Von Lehman    Executive Vice President,  1991     14,564 (12)     0.5%
(Age 44)              Treasurer and Chief
                      Financial Officer of the
                      Company

        The following directors have been elected to serve until the annual meeting in 1999 and until their successors have been elected and qualified:


                                                       Shares of Common
                      Principal Occupation             Stock of Company  Percent
                           and Other          Director Beneficially Owned  of
Directors             Business Affiliations    Since   on March 7, 1997   Class
--------------------------------------------------------------------------------
James H. Carey        Corporate Advisor and      1971      4,440 (3)      0.1%
(Age 64)              Director since September,
                      1995; Managing Director,
                      Briarcliff Financial
                      Associates since June, 1991;
                      formerly CEO, National
                      Capital Benefits Corp.;
                      Director, Airborne
                      Freight Corporation; Cowan
                      Group of Funds

John W. Hayden(1)     Senior Executive Vice      1991     76,655 (6)      2.5%
(Age 39)              President of the Company;
                      Vice Chairman of American
                      Modern Insurance Group, Inc.
                      and Chairman of CS Crable
                      Sportswear, Inc. (wholly
                      owned Subsidiaries of The
                      Midland Company)


Robert W. Hayden(1)   Vice President of the      1968    455,194 (2)     14.6%
(Age 58)              Company


John R. Orther        Certified Public           1961      5,000 (4)      0.2%
(Age 78)              Accountant


William F. Plettner   Retired Vice Chairman and  1961     59,188 (5)      1.9%
(Age 74)              President of the Company


        Information has been furnished by the persons listed. Beneficial ownership has been determined in accordance with rules and regulations of the Securities and Exchange Commission. Periods of service as directors include service as directors of the Company's predecessor, Midland-Guardian Co.

(1) J. P. Hayden, Jr. and Robert W. Hayden, both of whom are executive officers of the Company and various subsidiaries, are brothers. J. P. Hayden, III, John W. Hayden and William T. Hayden are sons of J. P. Hayden, Jr.

(2)  With reference to the holdings of J. P. Hayden, Jr., Robert W. Hayden, John
     R. LaBar, and William McD. Kite, see footnotes (1) through (5) under Principal Holders of Voting Securities.

(3) Includes 440 shares over which James H. Carey has sole voting and investment power, and 4,000 shares that may be acquired through exercise of options within 60 days of March 7, 1997. Mr. Carey was indebted to the Company in the amount of $97,000 in 1996 on a loan for personal purposes. The current amount due on the loan is $97,000. The rate of interest is 8%.

(4) Includes 500 shares over which John R. Orther has sole voting and investment power, and 4,500 shares that may be acquired through exercise of options within 60 days of March 7, 1997.

(5) Includes 46,968 shares over which William F. Plettner has sole voting and investment power, 8,220 shares over which he shares voting and investment power, and 4,000 shares that may be acquired through exercise of options within 60 days of March 7, 1997.

(6) Includes 1,611 shares over which John W. Hayden has sole voting and investment power, 8,600 over which he has sole voting power, 4,131 shares over which he shares voting and investment power, 55,413 shares over which he shares investment power only, and 6,900 shares that may be acquired through exercise of options within 60 days of March 7, 1997.

(7) Includes 2,440 shares over which George R. Baker has sole voting and investment power and 5,000 shares that may be acquired through exercise of options within 60 days of March 7, 1997.

(8) Includes 13,500 shares over which Michael J. Conaton has sole voting power, 32,465 shares over which he has sole voting and investment powers, and 13,000 shares that may be acquired through exercise of options within 60 days of March 7, 1997.

(9) Includes 1,060 shares over which J. P. Hayden, III has sole voting and investment power, 8,600 shares over which he has sole voting power, 12,829 shares over which he shares voting and investment power, 21,103 shares over which he shares investment power only, and 7,300 shares that may be acquired through exercise of options within 60 days of March 7, 1997.

(10) Includes 3,000 shares over which John M. O'Mara has sole voting and investment power, and 5,000 shares that may be acquired through exercise of options within 60 days of March 7, 1997.

(11) Includes 5,481 shares over which Glenn E. Schembechler has sole voting and investment power and 5,000 shares that may be acquired through exercise of options within 60 days of March 7, 1997.

(12) Includes 1,464 shares over which John I. Von Lehman has sole voting and investment power, 6,100 shares over which he has sole voting power, and 7,000 shares that may be acquired through exercise of options within 60 days of March 7, 1997.

(13) Includes 2,000 shares over which William J. Keating shares voting and investment powers and 3,000 shares that may be acquired through exercise of options within 60 days of March 7, 1997.

(14) Includes 55,165 shares over which William T. Hayden shares voting and investment power, 51,141 shares over which he shares investment power only, and 4,000 shares that may be acquired through exercise of options within 60 days of March 7, 1997. The Company paid Mr. Hayden fees of $197,500 in 1996 for professional services provided to the Company.

        The Board of Directors of the Company has an audit committee and a compensation committee, but has no nominating committee. The audit committee is composed of James H. Carey, John R. Orther, John M. O'Mara and Glenn E. Schembechler. The function of the audit committee is to nominate auditors for the annual audit of the Company and discuss the audit work with the auditors appointed to perform the audit. The compensation committee is composed of George R. Baker, James H. Carey and William J. Keating. The function of the compensation committee is to review and make recommendations as to compensation of the senior executive officers of the Company. The Board of Directors of the Company had four meetings, the audit committee had four meetings and the compensation committee had three meetings in 1996.

        The Company pays outside Directors an annual fee of $12,000 plus an attendance fee of $750 for each regularly held meeting. In addition, the Company pays outside Directors who serve on the audit committee, the compensation committee or the advisory committee an annual fee of $2,000 for services on such committee. The net value realized from exercise of options in 1996 by non-employee directors was $118,625.

                            EXECUTIVE COMPENSATION

        The following Summary Compensation Table provides an overview of compensation paid, earned or awarded to the CEO and the four other most highly paid executive officers of the Company as to whom total annual salary and bonus exceeded $100,000 for 1996.

                          SUMMARY COMPENSATION TABLE
                          --------------------------
                                        Long Term Compensation     All Other
                   Annual Compensation        Awards             Compensations
                   -------------------  ---------------------- -----------------
                                          Restricted            (2)
Name and                                    Stock    Options/ Savings     (3)
Principle Position  Year  Salary   Bonus   Awards(1)  SAR'S    Plans   Insurance
--------------------------------------------------------------------------------
J.P. Hayden, Jr.    1996 $600,000 $      0 $      0 $    0    $27,622   $50,147
Chairman of the     1995  550,000  112,641  540,625      0      4,620    14,031
Board and Chief     1994  525,000  106,984        0      0      4,620     4,440
Executive Officer

Michael J. Conaton  1996  315,000        0        0      0     14,468     3,566
President and       1995  298,000   56,321  216,250      0      4,620         0
Chief Operating     1994  285,000   53,496        0      0      4,620     2,208
Officer

Thomas J. Rohs      1996  266,250        0        0      0     13,283     1,275
Vice President      1995  240,000   78,731   90,825      0      4,620     1,094
                    1994  205,000   34,164        0      0      4,620       552

J. P. Hayden, III   1996  245,000   52,868        0      0     11,266       381
Senior Executive    1995  225,000   33,643   90,825      0      4,620       357
Vice President      1994  195,000   28,740        0      0      4,620         0

John W. Hayden      1996  230,000    5,000        0      0     11,733       228
Senior Executive    1995  210,000   81,984   90,825      0      4,620       211
Vice President      1994  180,000   40,143        0      0      4,620         0

(1) Dividends will be paid on stock reported in this column. The aggregate number of restricted stock holdings and valuations at 12/31/96 are as follows:
J. P. Hayden, Jr., 17,500 shares valued at $673,750; Michael J. Conaton, 7,500 shares valued at $288,750; Thomas J. Rohs, J. P. Hayden, III and John W. Hayden, each 3,600 shares valued at $138,600.
(2) Total Company matching contributions earned during year from savings plans.
(3) The Company has instituted a split-dollar life insurance program for Mr. J.
P. Hayden, Jr., a director and an executive officer of the Company. Under this program, the Company has purchased life insurance policies on the lives of J. P. Hayden, Jr. and his wife. J. P. Hayden, Jr. is responsible for a portion of the premiums and the Company pays the remainder of the premiums on the life insurance policies. The amount of premium advanced by the Company in 1996 was $590,975. No interest is charged on the amount advanced but repayment of such amount is secured by collateral assignment of the policies. Upon the death of J. P. Hayden, Jr. and his wife, the Company will be entitled to receive that portion of the benefits paid under the life insurance policy as is equal to the premiums paid by the Company on that policy. In the event of surrender of a policy prior to death of an insured, the Company would recover the premiums it has paid from the cash surrender value of the policy or from the insureds. The life insurance trust established by the decedent will receive the remainder of the death benefits. The economic value of the benefit for the period the funds were advanced during 1996, using the Demand Loan Approach and the Company's commercial paper rate of 5.29%, is $39,174 for J. P. Hayden, Jr. Such amount is reflected in the Summary Compensation Table. The remaining amounts represent total group term life insurance premium paid by the Company during the year. Similar programs have been instituted for Robert W. Hayden and John R. LaBar, both directors and executive officers of the Company. The amount of premium advanced by the Company in 1995 was $235,971 for Robert W. Hayden and $259,519 for John R. LaBar. No interest is charged on the amounts advanced. The economic value of the benefits for the period the funds were advanced during 1996, using the Demand Loan Approach and the Company's commercial paper rate of 5.29%, are $15,613 for Robert W. Hayden, Jr. and $18,839 for John R. LaBar.

        The Board of Directors has approved two savings plans: a Qualified 401(K) Savings Plan that has been approved by the Internal Revenue Service and a Non-Qualified Savings Plan. These plans provide additional retirement benefits for salaried employees. An employee may make basic pre-tax contributions to his plan account up to 6% of his compensation. An employee may also make supplemental contributions up to an additional 10% of his compensation. Under the Qualified 401(K) Savings Plan: 1) the Company contributes $.50 for each dollar of the employee's basic contribution, 2) an employee's total contribution may not exceed the lesser of $9,500 or 16% of an employee's compensation in 1996 and 3) all funds under this plan are not available to the Company's creditors in the unlikely case of bankruptcy or change in ownership. Under the Non-Qualified
Plan: 1) the Company contributes $.75 for each dollar of the employee's basic contribution, 2) an employee's total contribution may not exceed 16% of the employee's compensation and 3) all amounts in this plan are subject to the Company's creditors in the unlikely case of bankruptcy or change of control.
The Company does not match supplemental contributions under either plan. Cash Compensation paid pursuant to these plans is included in the Summary Compensation Table as All Other Compensation.

        A Pension Plan has been adopted by the Board of Directors and approved by the Internal Revenue Service. The plan provides for payment of annual benefits to salaried employees of the Company upon retirement. The monthly benefits equal the years of service (up to a maximum of 35 years) multiplied by the sum of 1% of that portion of average monthly salary constituting Social Security covered compensation, plus 1.75% of that portion of average monthly salary not constituting Social Security covered compensation. Average monthly salary is based on the highest average salary for 5 consecutive years.

        Proposed compensation in the form of payments from this non-contributory defined benefit pension plan are not included in the Summary Compensation Table. The 1996 estimated annual benefits (after deduction for social security benefits) payable upon retirement is a straight line annuity paid from the plan and may be individually estimated by reference to the following table:

         Average                    Years of Service
         Annual
        Salaries        15          20         25          30         35
       ----------   ---------   ---------   ---------   ---------  ---------
        200,000       49,203      65,604      82,006      98,407    114,808

        250,000       62,328      83,104     103,881     124,657    145,433 *

        300,000       75,453     100,604     125,756 *   150,907 *  176,058 *

        350,000       88,578     118,104     147,631 *   177,157 *  206,683 *

        400,000      101,703     135,604 *   169,506 *   203,407 *  237,308 *

        450,000      114,828     153,104 *   191,381 *   229,657 *  267,933 *

        500,000      127,953 *   170,604 *   213,256 *   255,907 *  298,558 *

        550,000      141,078 *   188,104 *   235,131 *   282,157 *  329,183 *

        600,000     154,203 *   205,604 *  257,006 *   308,407 *  359,808 *

        650,000     167,328 *   223,104 *  278,881 *   334,657 *  390,433 *


* Under the Internal Revenue Code, the maximum allowable annual benefit payable by the qualified pension plan in 1997 is $125,000. In addition, the maximum pay that can be used to determine the benefit is $160,000. The Board of Directors has approved the payment to participants directly by the Company of any reduction in benefits occasioned by limitations on benefits contained in the Internal Revenue Code.

        The compensation covered by the plan includes basic salary, overtime and bonus. The credited years of service through 1996 covered by the plan (not to exceed 35 years) for each of the five most highly compensated executive officers of the Company is: J. P. Hayden, Jr. (35), Michael J. Conaton (35), Thomas J. Rohs (29.4), J. P. Hayden, III (21.3) and John W. Hayden (15.6).

        The following table sets forth the aggregated option exercises during 1996 and the option value as of December 31, 1996 for the CEO and the four other most highly paid executive officers of the Company under the 1992 Employee Incentive Stock Option Plan adopted by the Board of Directors and approved by the shareholders.

              Aggregate Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values

                                                  Number of
                                                  Securities     Value of
                                                  Underlying    Unexercised
                                                  Unexercised   In-the-Money
                                                 Options/SARs   Options/SARs
                                                at FY End 1996  at Year End
                      Shares
                     Acquired        Value      Exercisable/    Exercisable/
Name                On Exercise     Realized    Unexercisable   Unexercisable
--------------------------------------------------------------------------------
J.P. Hayden, Jr.      17,600        $368,500        28,300        $332,100
                                                         0               0

Michael J. Conaton     8,000         167,500        13,000         152,500
                                                         0               0

Thomas J. Rohs         4,600          96,312         8,300          97,350
                                                         0               0

J. P. Hayden, III      3,800          79,562         7,300          85,600
                                                         0               0

John W. Hayden         3,600          75,375         6,900          80,800
                                                         0               0

                     Report of the Compensation Committee

        The Compensation Committee's compensation policies are designed to attract and retain qualified executive officers, to reward them for profitable corporate performance and to provide incentives for them to create long-term corporate stability and growth. Therefore, the Company's compensation package for its executive officers consists of base salary, annual performance based bonus and incentive awards. The level of these amounts is determined by this Committee.

        The Committee sets base salaries at levels believed by the Committee to be sufficient to attract and retain qualified executives, including the Chief Executive Officer, considering other compensation components offered by the Company and salaries offered by other companies. The Chief Executive Officer's 1996 salary of $600,000 was a 9.1% increase over 1995. Salaries of executive officers are listed in the Summary Compensation Table.

        The Committee believes that a significant portion of total compensation should be subject to specific annual performance criteria. Consequently, the annual bonus potential is set at a significant percentage of salary. The target bonus is based on the annual profit performance of the Company and the individual officer's percentage of participation in the Profit Sharing Plan.
The Board of Directors of the Company has continued its policy of adopting a Profit Sharing Plan first initiated in 1968 under which the Board is authorized to pay to certain of the executive officers of the Company as additional compensation during each year an aggregate sum not to exceed 3% of the consolidated earnings (before taxes) of the Company during such year. The Compensation Committee determines each respective executive officer's, including the Chief Executive Officer's, percentage of participation in the Plan based on specific job responsibilities. Total executive bonuses are generally less than 50 percent of the executive's base salary. The Chief Executive Officer's annual bonus for 1996 was $0. This amount is less than prior years and reflects the Company's profit performance for 1996. Cash compensation paid pursuant to the Plan is included in the Summary Compensation Table.

        Long-term incentive awards are made under the Company's 1992 Employee Incentive Stock Plan which authorizes restricted stock awards, stock option grants and stock appreciation rights. The Plan was adopted to provide incentives to encourage employee contribution to the Company's stability and growth. The Plan is administered by the members of the Compensation Committee. Restricted stock was awarded to the Chief Executive Officer and other executive officers in 1995 as set forth in the Summary Compensation Table, but no stock was awarded in 1996 and 1994.

        The Compensation Committee is composed of three independent nonemployee directors, whose names are:

                George R. Baker
                James H. Carey
                William J. Keating


                            FIVE YEAR TOTAL RETURN

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *
 AMONG MIDLAND CO., AMERICNA STOCK EXCHANGE COMPOSITE AND THE S&P PROPERTY AND
                                CASUALTY GROUP

                                 1991    1992    1993    1994    1995    1996
                                ------  ------  ------  ------  ------  ------
MIDLAND                          100     123.0   122.8   121.1   139.4   111.0
S&P PROPERTY & CASUALTY GROUP    100     117.1   115.0   120.7   163.4   198.5
AMEX COMPOSITE                   100     105.0   123.5   115.3   148.6   151.7

ASSUMES $100 INVESTED ON DECEMBER 31, 1991 IN MIDLAND COMMON STOCK, AMEX COMPOSITE AND THE S&P PROPERTY AND CASUALTY GROUP.
* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

                    RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors has selected the firm of Deloitte & Touche LLP as auditors to make an examination of the accounts of the Company for the year 1997. This firm of independent certified public accountants has made the annual audits of the accounts of the Company and its predecessor, Midland-Guardian Co., since 1952. Such selection of auditors is submitted to the shareholders for ratification and approval or rejection. If rejected, the audit committee of the Board of Directors will select other auditors. Representatives of such auditors are expected to be present at the meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.


                             SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the 1998 annual meeting must be received at the Company's executive offices on or before November 14, 1997, in order to be included in the proxy statement and form of proxy relating to that meeting.


                             COST OF SOLICITATION

        The cost of preparing and mailing this statement and the accompanying notice of meeting and proxy, and any additional material relating to the meeting, and the cost of soliciting proxies, will be borne by the Company.

                                OTHER MATTERS

        The Board of Directors knows of no other matters which are likely to be brought before the meeting. However, if any other matters not now known properly come before the meeting, the persons named in the enclosed proxy or their substitute, will vote said proxy in accordance with their judgment of such matters.

        The above notice and proxy statement are sent by order of the Board of Directors.



                                                      JOHN R. LABAR
                                                       Secretary


Dated: March 14, 1997

Shareholders may obtain without charge a copy of the Company's 1996 report to the Securities and Exchange Commission on Form 10-K by sending a request to:
Office of the Secretary - 10K Report, The Midland Company, 7000 Midland Boulevard, Amelia, Ohio 45102.